REVIV3 Procare Company Reports Record Second Quarter Fiscal Year 2024 Financial Results

  Net Sales (revenue) increased 25.1% to a record $8.4 million for the second quarter ended November 30, 2023, as compared to the prior year period.
  Gross Profit (as a percentage of Net Sales) was 74.3% as compared to 74.9% for the prior year period.
  Operating expenses as a percentage of Net Sales was 59.3% as compared to 60.2% for the prior year period.
  Net Income increased 40.1% to a record $1,018,075 as compared to $726,900 for the prior year period.

LOS ANGELES, January 4, 2024 (GLOBE NEWSWIRE) -- Reviv3 Procare Company (“Reviv3,” “we,” “us,” “our,” or the “Company”) (OTCQB: RVIV), an emerging global consumer products company for AXIL® hearing protection and enhancement products and Reviv3® hair and skin care products, today announced financial and operational results for the second quarter ended November 30, 2023.

“We delivered another strong quarter, growing our net sales by approximately twenty-five percent and net income by approximately forty percent as compared to the second quarter of fiscal 2022. This quarter marks our sixth consecutive profitable quarter, which we believe is reflective of our continued focus on profitability while maintaining aggressive growth through market expansion and product innovation,” remarked Jeff Toghraie, CEO.

Financial Tables

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	November 30, 2023	May 31, 2023
	(Unaudited)

ASSETS
CURRENT ASSETS:
Cash	$5,962,431	$4,832,682
Accounts receivable, net	953,315	417,016
Inventory, net	2,352,215	1,311,864
Prepaid expenses and other current assets	1,068,767	801,360

Total Current Assets	10,336,728	7,362,922

OTHER ASSETS:
Property and equipment, net	211,036	157,463
Intangible assets, net	343,924	382,674
Right of use asset	69,911	101,845
Other assets	12,195	12,195
Goodwill	2,152,215	2,152,215

Total Other Assets	2,789,281	2,806,392

TOTAL ASSETS	$13,126,009	$10,169,314

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$1,922,159	$908,606
Customer deposits	100,889	183,688
Equipment payable, current	550	2,200
Contract liabilities, current	1,050,420	827,106
Notes payable, current	3,270	172,588
Due to related party	132,860	158,072
Lease liability, current	71,374	65,824
Income tax liability	661,295	230,913
Other current liabilities	534,067	305,664

Total Current Liabilities	4,476,884	2,854,661

LONG TERM LIABILITIES:
Notes payable, long term	144,661	—
Lease liability, long term	—	36,752
Contract liabilities, long term	557,763	605,942

Total Long Term Liabilities	702,424	642,694

Total Liabilities	5,179,308	3,497,355

Commitments and contingencies (see Note 11)	—	—

STOCKHOLDERS’ EQUITY:
Preferred stock, $0.0001 par value; 300,000,000 shares authorized; 250,000,000 shares issued and outstanding as of November 30, 2023 and May 31, 2023, respectively	25,000	25,000
Common stock, $0.0001 par value: 450,000,000 shares authorized; 117,076,949 shares issued, and outstanding as of November 30, 2023 and May 31, 2023	11,708	11,708
Additional paid-in capital	10,204,458	10,102,243
Accumulated deficit	(2,294,465)	(3,466,992)

Total Stockholders’ Equity	7,946,701	6,671,959

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$13,126,009	$10,169,314

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Six Months Ended
	November 30,		November 30,
	2023	2022	2023	2022

Sales, net	$8,421,677	$6,731,999	$14,527,946	$10,969,357

Cost of sales	2,163,738	1,692,965	3,622,441	2,647,669

Gross profit	6,257,939	5,039,034	10,905,505	8,321,688

OPERATING EXPENSES:
Marketing and selling expenses	3,672,780	3,098,898	6,879,621	5,076,874
Compensation and related taxes	204,646	509,339	484,635	790,027
Professional and consulting expenses	491,328	213,205	918,103	679,655
General and administrative	625,273	232,597	1,185,477	590,736

Total Operating Expenses	4,994,027	4,054,039	9,467,836	7,137,292

INCOME FROM OPERATIONS	1,263,912	984,995	1,437,669	1,184,396

OTHER INCOME (EXPENSE):
Gain on settlement	79,182	—	79,182	50,500
Other income	3,189	—	13,024	—
Interest income	37,825	4,704	76,318	6,541
Interest expense and other finance charges	(1,640)	(1,755)	(3,284)	(3,213)

Other Income (Expense), Net	118,556	2,949	165,240	53,828

INCOME BEFORE PROVISION FOR INCOME TAXES	1,382,468	987,944	1,602,909	1,238,224

Provision for income taxes	364,393	261,044	430,382	335,797

NET INCOME	$1,018,075	$726,900	$1,172,527	$902,427

NET INCOME PER COMMON SHARE:
Basic	$0.01	$0.01	$0.01	$0.01
Diluted	$0.00	$0.00	$0.00	$0.00

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	117,076,949	115,226,893	117,076,949	108,779,476
Diluted	372,451,949	368,993,486	372,451,949	341,429,203

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE THREE AND SIX MONTHS ENDED NOVEMBER 30, 2023 AND 2022

(UNAUDITED)

For the six months ended November 30, 2023
			Common Stock		Additional		Total
	Preferred Stock		Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2023	250,000,000	$25,000	117,076,949	$11,708	$10,102,243	$(3,466,992)	$6,671,959

Stock options expense	—	—	—	—	102,215	—	102,215

Net income for the six months ended November 30, 2023	—	—	—	—	—	1,172,527	1,172,527

Balance, November 30, 2023	250,000,000	$25,000	117,076,949	$11,708	$10,204,458	$(2,294,465)	$7,946,701

For the three months ended November 30, 2023

			Common Stock		Additional		Total
	Preferred Stock		Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, August 31, 2023	250,000,000	$25,000	117,076,949	$11,708	$10,153,350	$(3,312,540)	$6,877,518

Stock options expense	—	—	—	—	51,108	—	51,108

Net income for the three months ended November 30, 2023	—	—	—	—	—	1,018,075	1,018,075

Balance, November 30, 2023	250,000,000	$25,000	117,076,949	$11,708	$10,204,458	$(2,294,465)	$7,946,701

For the six months ended November 30, 2022

			Common Stock		Additional		Total
	Preferred Stock		Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, May 31, 2022	—	$—	41,945,881	$4,195	$5,472,084	$(5,291,567)	$184,712

Shares issued for acquisition of business	250,000,000	25,000	73,183,893	7,318	3,975,162	—	4,007,480

Stock options expense	—	—	—	—	124,145	—	124,145

Shares to be issued for cash	—	—	1,426,391	143	327,907	—	328,050

Net income for the six months ended November 30, 2022	—	—	—	—	—	902,427	902,427

Balance, November 30, 2022	250,000,000	$25,000	116,556,165	$11,656	$9,899,298	$(4,389,140)	$5,546,814

For the three months ended November 30, 2022

			Common Stock		Additional		Total
	Preferred Stock		Issued		Paid-in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Equity
Balance, August 31, 2022	250,000,000	$25,000	115,129,774	$11,513	$9,544,529	$(5,116,040)	$4,465,002

Stock options expense	—	—	—	—	26,862	—	26,862

Shares to be issued for cash	—	—	1,426,391	143	327,907	—	328,050

Net income for the three months ended November 30, 2022	—	—	—	—	—	726,900	726,900

Balance, November 30, 2022	250,000,000	$25,000	116,556,165	$11,656	$9,899,298	$(4,389,140)	$5,546,814

REVIV3 PROCARE COMPANY AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Six Months Ended
	November 30,
	2023	2022

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,172,527	$902,427
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	56,022	43,015
Bad debts	64,327	105,975
Deposit used in rent		8,385
Stock based compensation	102,215	124,145
Gain on settlement	(79,182)	(50,500)
Amortization of prepaid expense	—	3,159
Change in operating assets and liabilities:
Accounts receivable	(600,626)	(563,594)
Inventory	(1,040,351)	(447,830)
Prepaid expenses and other current assets	(267,407)	(243,010)
Deposits	—	(12,195)
Accounts payable and accrued expenses	1,092,735	651,365
Other current liabilities	576,718	1,327,096
Contract liabilities	175,135	347,757

NET CASH PROVIDED BY OPERATING ACTIVITIES	1,252,113	2,196,195

CASH FLOWS FROM INVESTING ACTIVITIES
Cash acquired on business acquisition	—	1,066,414
Purchase of property and equipment	(70,845)	(54,400)

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(70,845)	1,012,014

CASH FLOWS FROM FINANCING ACTIVITIES
Cash raised for common stock to be issued	—	328,050
Repayment of equipment financing	(1,650)	(1,750)
Repayment of note payable	(24,657)	(1,462)
Advances (payments) from a related party	(25,212)	111,392

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(51,519)	436,230

NET INCREASE IN CASH	1,129,749	3,644,439

CASH - Beginning of period	4,832,682	373,731

CASH - End of period	$5,962,431	$4,018,170
	—
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,284	$250
Income taxes	$—	$—

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Stock issued for asset purchase agreement	$—	$4,007,480
Tangible assets (excluding cash) acquired in business combination	$—	$1,740,729
Intangible assets acquired in business combination	$—	$456,945
Goodwill acquired in business combination	$—	$2,152,215
Liabilities assumed in business combination	$—	$1,408,823

About Reviv3

Reviv3 Procare Company (OTCQB: RVIV) is an emerging global e-commerce consumer products company. The Company is a manufacturer and marketer of premium hearing enhancement and protection products, including ear plugs, earmuffs, and ear buds, under the AXIL® brand and premium hair and skincare products under its in-house Reviv3 Procare brand - selling products in the United States, Canada, the European Union and throughout Asia. To learn more, please visit the Company’s website at www.reviv3.com and, for the AXIL® brand, visit www.goaxil.com.

Forward-Looking Statements

This press release contains a number of forward-looking statements within the meaning of the federal securities laws. The use of words such as ”believe,” “focus,” and “growth,” among others, generally identify forward-looking statements. These forward-looking statements are based on currently available information, and management’s beliefs, projections, and current expectations, and are subject to a number of significant risks and uncertainties, many of which are beyond management’s control and may cause Reviv3’s results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, among other things: (i) Reviv3’s ability to grow net sales as anticipated and perform in accordance with guidance; (ii) Reviv3’s ability to generate sufficient revenue to support Reviv3’s operations and to raise additional funds or obtain other forms of financing as needed on acceptable terms, or at all; (iii) potential difficulties or delays Reviv3 may experience in implementing its cost savings and efficiency initiatives, including continued integration of the AXIL® brand; (iv) Reviv3’s ability to compete effectively with other hair and skincare companies and hearing enhancement and protection companies; (v) the concentration of Reviv3’s customers, potentially increasing the negative impact to Reviv3 by changing purchasing or selling patterns; (vi) changes in laws or regulations in the United States and/or in other major markets, such as China, in which Reviv3 operates, including, without limitation, with respect to taxes, tariffs, trade policies or product safety, which may increase Reviv3’s product costs and other costs of doing business, and reduce Reviv3’s earnings; and (vii) the impact of unstable market and general economic conditions on Reviv3’s business, financial condition and stock price, including inflationary cost pressures, decreased discretionary consumer spending, supply chain disruptions and constraints, labor shortages, ongoing economic disruption, including the effects of the Ukraine-Russia conflict, the Israel-Hamas conflict and the ongoing impact of worldwide pandemics and other downturns in the business cycle or the economy. There can be no assurance as to any of these matters, and potential investors are urged to consider these factors carefully in evaluating the forward-looking statements. Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s filings with the Securities and Exchange Commission. These forward-looking statements speak only as of the date hereof. Except as required by law, Reviv3 does not assume any obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

Investor Relations:

Reviv3 Investor Relations Team

(888) 638-8883

investors@reviv3.com